As filed with the Securities and Exchange Commission on June 23, 2000
                                                      Registration No. 333-


                                              ---------------------------------
                                                          OMB APPROVAL
                                              ---------------------------------
                                              OMB Number:...........3235-0066
                                              Expires:..................May 31,
                                              2001
                                              Estimated average burden hours per
                                              response........................46
                                              ---------------------------------




                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     QWEST COMMUNICATIONS INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                                     84-1339282
(State or other jurisdiction of                    (I.R.S.  Employer
incorporation or organization)                     Identification No.)



           700 Qwest Tower
       555 Seventeenth Street
            Denver, Colorado
             (303) 992-1400                                     80202
(Address of Principal Executive Offices)                      (Zip Code)


          QWEST COMMUNICATIONS INTERNATIONAL INC. EQUITY INCENTIVE PLAN
                            (Full title of the plan)

Robert S. Woodruff                               Copy To:
Executive Vice President - Finance,              Thomas A. Richardson, Esq.
Chief Financial Officer, and Treasurer           Holme Roberts & Owen LLP
Qwest Communications International Inc.          1700 Lincoln Street, Suite 4100
700 Qwest Tower                                  Denver, Colorado 80203
555 Seventeenth Street                           (303) 861-7000
Denver, Colorado 80202
(303) 992-1400
            (Name, Address And Telephone Number of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
                                                                    PROPOSED
                                               PROPOSED             MAXIMUM
                            AMOUNT             MAXIMUM              AGGREGATE       AMOUNT OF
TITLE OF SECURITIES         TO BE              OFFERING PRICE       OFFERING        REGISTRATION
TO BE REGISTERED            REGISTERED         PER SHARE            PRICE           FEE
--------------------------------------------------------------------------------------------
Common Stock, par
 value $.01 per share      30,000,000 shares   (1)                   (1)            (1)
-------------


(1) The Company previously filed a Registration Statement on Form S-4 on June 21, 1999 (Registration No. 333-81149) that covered 1,110,224,198 shares of the Company's common stock. At least 30,000,000 of the registered shares will not be issued pursuant to the Form S-4 ("the Unissued Shares"). The Company paid fees totaling $392,212.96 to register the Unissued Shares. Pursuant to General Instruction E to Form S-8 and to Rule 429(b), the Unissued Shares are being carried forward from such earlier Registration Statement and, accordingly, the Company has offset the registration fee to be paid herewith by a portion of the fee that was paid by the Company on June 21, 1999.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This abbreviated Registration Statement on Form S-8 is filed by Qwest Communications International Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to General Instruction E to Form S-8. The Company hereby registers the issuance of an additional 30,000,000 shares of common stock, $.01 par value per share, of the Company (the "Common Stock") which may be issued pursuant to the Qwest Communications International Inc. Equity Incentive Plan (the "Plan").

A Registration Statement on Form S-8, filed on June 26, 1997 (Registration No. 333-30123), and an abbreviated Registration Statement on Form S-8, filed on August 18, 1998 (Registration No. 333-61725), are effective regarding the issuance of Common Stock pursuant to the Plan. The contents of such Registration Statements are hereby incorporated by reference into this Registration Statement.

The Company previously filed a Registration Statement on Form S-4 on June 21, 1999 (Registration No. 333-81149) that covered 1,110,224,198 shares of the Company's common stock. At least 30,000,000 of the registered shares will not be issued pursuant to the Form S-4 ("the Unissued Shares"). The Company paid fees totaling $392,212.96 to register the Unissued Shares. Pursuant to General Instruction E to Form S-8 and to Rule 429(b), the Unissued Shares are being carried forward from such earlier Registration Statement and, accordingly, the Company has offset the registration fee to be paid herewith by a portion of the fee that was paid by the Company on June 21, 1999.


Item 3.     Incorporation of Documents by Reference

The following documents filed by the Company with the Commission are hereby incorporated by reference into this Registration Statement:

(a) The Company's annual report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 17, 2000;

(b) The Company's quarterly report on Form 10-Q filed with Commission on May 12, 2000;

(c) The Company's current reports on Form 8-K filed with the Commission on February 2, 2000, February 17, 2000, and April 19, 2000; and

(d) The description of Common Stock of the Company contained in the Company's registration statement on Form 8-A filed with the Commission on December 27, 1999.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

Item 8.     Exhibits.

5.1          Legality Opinion of Holme Roberts & Owen LLP
23.1         Consent of KPMG LLP
23.2         Consent of Arthur Andersen LLP
23.3         Consent of Holme Roberts & Owen LLP is included in Exhibit 5.1

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 23, 2000.



Qwest Communications International Inc.


By:       /s/  Robert S. Woodruff
      -------------------------------------
          Robert S. Woodruff
          Executive Vice President - Finance,
          Chief Financial Officer, and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                     TITLE(S)                                  DATE

       *                                      Chairman of the Board, Director           June 23, 2000
------------------------------------
Philip F. Anschutz


       *                                      Director, Chairman, Chief Executive        June 23, 2000
------------------------------------          Officer
Joseph P. Nacchio

       *                                      Director                                  June 23, 2000
------------------------------------
Jordan L. Haines

       *                                      Director                                  June 23, 2000
------------------------------------
Cannon Y. Harvey

       *                                      Director                                  June 23, 2000
------------------------------------
Douglas M. Karp

       *                                      Director                                  June 23, 2000
------------------------------------
Douglas L. Polson

       *                                      Director                                  June 23, 2000
------------------------------------
Craig D. Slater

       *                                      Director                                  June 23, 2000
------------------------------------
W. Thomas Stephens

      /s/ Robert S. Woodruff                  Director, Executive Vice                  June 23, 2000
------------------------------------          President-Finance, Chief Financial
Robert S. Woodruff                            Officer, Treasurer (Principal
                                              Accounting Officer)





* By:      /s/   Robert S. Woodruff
       ------------------------------------
           Robert S. Woodruff
           Attorney-in-fact. The persons so indicated authorized Robert S. Woodruff to execute this abbreviated Form S-8 on his behalf and in the capacity indicated. Such authorization is in the Power of Attorney on the signature page of the abbreviated Form S-8 filed by the Company on August 18, 1998, incorporated by reference into this abbreviated Form S-8 above.

                                  EXHIBIT INDEX

Exhibit
Number         Description

5.1            Legality Opinion of Holme Roberts & Owen LLP
23.1           Consent of KPMG LLP
23.2           Consent of Arthur Andersen LLP
23.3           Consent of Holme Roberts & Owen LLP is included in Exhibit 5.1